 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2020

TENZING ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38634	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 West 55th Street

New York, New York 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 212-710-5220

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbols	Name of Each Exchange on Which Registered:
Ordinary Shares, no par value	TZAC	The NASDAQ Stock Market LLC
Warrants, each exercisable for one Ordinary Share, exercisable for $11.50	TZACW	The NASDAQ Stock Market LLC
Units, each consisting of one Ordinary Shares and one Warrant	TZACU	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 18, 2020, Tenzing Acquisition Corp. (the “Company”) held a special meeting (the “Special Meeting”) of shareholders in lieu of the 2020 annual general meeting of shareholders. At the Special Meeting, the Company’s shareholders were asked to vote on the following items: (i) an amendment to the Amended and Restated Memorandum and Articles of Association to extend the date by which the Company must consummate a business combination from February 23, 2020 to May 26, 2020 (or June 23, 2020 if the Company has executed a definitive agreement for a business combination by May 26, 2020) (the “Extension Proposal”); (ii) a proposal to elect each of William I. Campbell, Vikas Thapar and Nina Shapiro as Class I directors of the Company with each such director to serve until the second annual general meeting of shareholders following the Special Meeting or until his or her successor is elected and qualified (the “Director Proposal”); and (iii) a proposal to direct the chairman of the Special Meeting to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the Extension Proposal or the Director Proposal (the “Adjournment Proposal”).

The affirmative vote of at least 65% of the ordinary shares of the Company, no par value (the “Ordinary Shares”) entitled to vote which were present, in person or by proxy, at the Special Meeting and which voted on the Extension Proposal was required to approve the Extension Proposal. The affirmative vote of at least a majority of the Ordinary Shares entitled to vote which were present, in person or by proxy, at the Special Meeting and which voted on the Director Proposal was required for the election of each of the directors in the Director Proposal. The affirmative vote of a majority of the Ordinary Shares entitled to vote which were present, in person or by proxy, at the Special Meeting and which voted on the Adjournment Proposal was required to approve the Adjournment Proposal.

Set forth below are the final voting results for the Extension Proposal and the Director Proposal. As there were sufficient votes to approve the Extension Proposal and the Director Proposal, the Adjournment Proposal was not presented to shareholders at the Special Meeting.

Extension Proposal

The Extension Proposal was approved. The voting results of the Ordinary Shares were as follows:

For	Against	Abstentions	Broker Non-Votes
6,572,114	263,086	0	0

 Director Proposal

The proposal to re-elect each of the three directors, William I. Campbell, Vikas Thapar and Nina Shapiro, to the Company’s board of directors was approved. The voting results of the Ordinary Shares were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
William I. Campbell	6,264,850	239,350	331,000
Vikas Thapar	6,264,850	239,350	331,000
Nina Shapiro	6,264,850	239,350	331,000

Item 7.01 Regulation FD

The information set forth below under this Item 7.01 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

In connection with the Extension Proposal, shareholders elected to redeem 595,886 Ordinary Shares, which represents approximately 9% of the shares that were part of the units that were sold in the Company’s initial public offering. Following such redemptions, approximately $60,271,002 will remain in the trust account, without taking into account the additional $0.099 to be deposited into the trust account, and 7,669,177 Ordinary Shares will remain issued and outstanding.

A press release announcing the approval of the Extension Proposal is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release, dated February 18, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 18, 2020

TENZING ACQUISITION CORP.

By:	/s/ Rahul Nayar
Name: Rahul Nayar Title: Chief Executive Officer